UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2009

KNOBIAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33315	13-3968990
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Bedford Road, Pleasantville, New York 10570
 (Address of principal executive offices, including zip code)

(914) 495-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 30, 2009, Knobias, Inc. (the "Company") entered into an Agreement (the “Agreement”) to Accept Collateral in Full Satisfaction of Obligations (the "Agreement") with its senior secured lender ("Secured Lender"), Stock News Pro LLC.

The Secured Lender is the senior secured creditor of the Company with regard to obligations in the total principal amount of $4,969,367, as follows: Senior Secured Convertible Note dated June 6, 2007 in the amount of $1,530,000.00; Senior Secured Convertible Note dated August 14, 2008 in the amount of $2,711,451.00; Senior Secured Convertible Note dated September 11, 2008 in the amount of $125,000.00; Senior Secured Convertible Note dated October 3, 2008 in the amount of $136,000.00; Senior Secured Convertible Note dated November 5, 2008 in the amount of $135,000; Senior Secured Convertible Note dated December 2, 2008 in the amount of  $116,946.00; Senior Secured Convertible Note dated December 29, 2008 in the amount of $108,000.00; and Senior Secured Convertible Note dated February 3, 2009 in the amount of $107,000.00 (collectively, the “Notes”).

In addition, the Secured Lender is the holder of a perfected security interest in all of the Collateral of the Company, as defined below, pursuant to, among other documents, the following:  Securities Purchase Agreement dated May 31, 2007; Security Agreement dated June 6, 2007, as amended by Amendments No.1, No.2, No.3, No.4 and No.5 (collectively referred to herein as the “Security Agreement”); Subsidiary Guarantee dated June 6, 2007 with certain Guarantors (as defined therein), as amended by Amendments No.1, No.2, No.3, No.4 and No.5 (collectively referred to herein as the “Guarantee”); Uniform Commercial Code Financing Statement 20080102062B filed with the Secretary of State of Mississippi, as amended; Uniform Commercial Code Financing Statement #20070121170B filed with the Secretary of State of Mississippi; Uniform Commercial Code Financing Statement #20070727221 filed with the Delaware Department of State, as amended; and Uniform Commercial Code Financing Statement #20072144268 filed with the Delaware Department of State, as amended.

Under the Agreement: (a) the Company (i) agreed and consented to the acceptance by SNP of all of the assets of the Company including without limitation all of the assets set forth on Schedule 1 of the Agreement together with all claims, causes of action and cash-on-hand (the "Collateral") in full satisfaction of the Secured Lender Obligations, and (ii) waived and released (x) all right, title and interest it has or might have in or to the Collateral, including any right to redemption, and (y) any claim for a surplus; (b) the Secured Lender accepted the Collateral in full satisfaction of the Secured Lender Obligations and, except as otherwise provided therein, waived and released the Company from any further obligations under the Securities Purchase Agreement, the Security Agreement and the Notes, and from any claim for a deficiency. The parties agreed that the foregoing acceptance, waiver and release are effective for all purposes, including without limitation all provisions of the UCC including Sections 9-620 and 9-615 thereof.

Item 2.01. Completion of Acquisition or Disposition of Assets.
The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01. On July 30, 2009, the Company completed the transaction described in Section 1.01 of this Form 8-K. The material terms and conditions to the transaction are set forth above in the agreement described under Item 1.01. Pursuant to the agreements described in Item 1.01: the Company (a) assigned, granted, conveyed, transferred, set over and delivered to the Secured Lender, all right, title and interest in and to the Collateral, free and clear of all liens, claims, charges and encumbrances of every nature whatsoever (collectively, "Encumbrances"); (b) acknowledged that the Secured Lender succeeds to all of the Company's right, title and standing to receive all rights and benefits pertaining to the Collateral.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors;

Donald Bernard resigned as Chief Financial Officer, Executive Vice President and Secretary of the Company on July 16, 2009.

Steven Lord resigned as Chief Executive Officer, President and Director of the Company effective at the close of business July 31, 2009.

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

KNOBIAS, INC.

July 31, 2009	By:	/s/ Steven B. Lord
Steven B. Lord
Chief Executive Officer